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                                                                   EXHIBIT 10.34


SECOND AMENDMENT TO EMPLOYMENT AGREEMENT DATED MAY 1, 2003 BETWEEN PALL CORPORATION AND ANDREW DENVER AS FIRST AMENDED ON NOVEMBER 19, 2003 (THE "AGREEMENT")

Pall Corporation (the "Company") and Andrew Denver (the "Executive") agree to the following: (i) the term of the Agreement will end on December 1, 2006 (the "Termination Date"); (ii) the Termination Date is inclusive of Executive's taking his accrued statutorily provided Australian Long Service Leave and his accrued vacation; (iii) for the purposes of the Pall Corporation Management Stock Purchase Plan, the Executive's termination of employment will be treated as an Involuntary Separation; (iv) for the period from August 1, 2005 until the Termination Date, the Executive shall absent himself from the office and the Executive's required duties are modified so that there are no required duties or required assignments to be performed by the Executive for the Company or its related entities; (v) from August 1, 2005 until the Termination Date, the Executive must make himself available for assistance to the Company when reasonably requested by the Company; (vi) from August 1, 2005 until the Termination Date the Executive is permitted to engage in outside business activities provided that they are compliant with the non-compete and confidentiality provisions of this Agreement; (vii) Executive shall resign as Senior Vice President of the Company and any subsidiaries of the Company of which he is an officer effective August 31, 2005; and (viii) all other terms and conditions of the Agreement other than those amended by this Amendment remain in full force and effect including, but not limited to, the covenant not to compete for eighteen (18) months after the Termination Date.

It is agreed that no bonus would be earned for 2007 fiscal year.

The Agreement is hereby amended effective June 21, 2005.


/s/  MARCUS WILSON                           /s/ ANDREW DENVER
     --------------------------                  ------------------------
By:  Marcus Wilson, President                    Executive: Andrew Denver
     Pall Corporation